Exhibit 8.1

Country of
Incorporation
Navios Maritime Acquisition Corporation Subsidiaries	Marshall Is.
Aegean Sea Maritime Holdings Inc.	Marshall Is.
Amorgos Shipping Corporation	Marshall Is.
Andros Shipping Corporation	Marshall Is.
Antiparos Shipping Corporation	Marshall Is.
Crete Shipping Corporation	Marshall Is.
Folegandros Shipping Corporation	Marshall Is.
Ikaria Shipping Corporation	Marshall Is.
Ios Shipping Corporation	Cayman Is.
Kos Shipping Corporation	Marshall Is.
Mytilene Shipping Corporation	Marshall Is.
Navios Acquisition Finance (U.S.) Inc.	Delaware
Rhodes Shipping Corporation	Marshall Is.
Serifos Shipping Corporation	Marshall Is.
Shinyo Dream Limited	Hong Kong
Shinyo Kannika Limited	Hong Kong
Shinyo Kieran Limited	British Virgin Is.
Shinyo Loyalty Limited	Hong Kong
Shinyo Navigator Limited	Hong Kong
Shinyo Ocean Limited	Hong Kong
Shinyo Saowalak Limited	British Virgin Is.
Sifnos Shipping Corporation	Marshall Is.
Skiathos Shipping Corporation	Marshall Is.
Skopelos Shipping Corporation	Cayman Is.
Syros Shipping Corporation	Marshall Is.
Thera Shipping Corporation	Marshall Is.
Tinos Shipping Corporation	Marshall Is.